Exhibit 99.1

LinkedIn Announces Third Quarter 2014 Results

MOUNTAIN VIEW, Calif., October 30, 2014 - LinkedIn Corporation (NYSE: LNKD), the world's largest professional network on the Internet, with more than 300 million members, reported its quarterly results for the third quarter of 2014:

•	Revenue for the third quarter was $568 million, an increase of 45% compared to $393 million in the third quarter of 2013.

•
Net loss attributable to common stockholders for the third quarter was $(4.3) million, compared to net loss of $(3.4) million for the third quarter of 2013. Non-GAAP net income for the third quarter was $66 million, compared to $47 million for the third quarter of 2013. Non-GAAP measures exclude tax-affected stock-based compensation expense and tax-affected amortization of acquired intangible assets.

•	Adjusted EBITDA for the third quarter was $151 million, or 27% of revenue, compared to $93 million for the third quarter of 2013, or 24% of revenue.

•
GAAP diluted EPS for the third quarter was $(0.03), compared to GAAP diluted EPS of $(0.03) for the third quarter 2013; non-GAAP diluted EPS for the third quarter was $0.52, compared to non-GAAP diluted EPS of $0.39 for the third quarter of 2013.

“LinkedIn made significant progress against several long-term strategic investments we began this year,” said Jeff Weiner, CEO of LinkedIn. “During the third quarter, we took meaningful steps in increasing the scale and relevance of job listings, growing the professional publishing platform, and expanding our member network in new geographies and demographics.”

Third Quarter Operating Summary

•
Talent Solutions: Revenue from Talent Solutions products totaled $345 million, an increase of 45% compared to the third quarter of 2013. Talent Solutions revenue represented 61% of total revenue in the third quarter of 2014, compared to 60% of total revenue in the third quarter of 2013.

•
Marketing Solutions: Revenue from Marketing Solutions products totaled $109 million, an increase of 45% compared to the third quarter of 2013. Marketing Solutions revenue represented 19% of total revenue in the third quarter of 2014 and 2013.

•
Premium Subscriptions: Revenue from Premium Subscriptions products totaled $114 million, an increase of 43% compared to the third quarter of 2013. Premium Subscriptions represented 20% of total revenue in the third quarter of 2014 and 2013.

Revenue from the U.S. totaled $343 million, and represented 60% of total revenue in the third quarter of 2014. Revenue from international markets totaled $225 million, and represented 40% of total revenue in the third quarter of 2014.

Revenue from the field sales channel totaled $342 million, and represented 60% of total revenue in the third quarter of 2014. Revenue from the online, direct sales channel totaled $227 million, and represented 40% of total revenue in the third quarter of 2014.

Third Quarter Highlights and Strategic Announcements

In the third quarter of 2014:

•
LinkedIn increased the scale and relevance of job listings by expanding “Limited Listings” offerings to a broad base of US and global companies. Jobs seekers now have access to nearly two million job listings on LinkedIn, driving strong momentum for the Job Search mobile app.

•
LinkedIn officially launched the all new Sales Navigator to empower sales professionals to establish and grow relationships with prospects and customers. This new stand-alone product experience allows sales professionals to stay updated about key accounts, focus on the right people, and build trusted relationships.

•
LinkedIn announced the acquisition of Bizo, accelerating the ability to develop an end-to-end B2B marketing platform. Building on the success of Sponsored Updates, Bizo’s team and technology will expand LinkedIn’s ability to leverage current content marketing products and offer a wider range of solutions to meet our customers’ marketing objectives.

“LinkedIn demonstrated strength in the third quarter, leveraging the scale created by our member network to deliver growth across all three product lines,” said Steve Sordello, CFO of LinkedIn. “We continue to make aggressive investments in our member and customer platforms in order to realize our long-term potential.”

Business Outlook

LinkedIn is providing guidance for the fourth quarter and full year of 2014:

•
Q4 2014 Guidance: Revenue is expected to range between $600 million and $605 million. Adjusted EBITDA is expected to range between $153 million and $155 million. Non-GAAP EPS is expected to be approximately $0.49. The company expects depreciation of approximately $59 million, amortization of approximately $12 million, stock-based compensation of approximately $96 million, and 127 million fully-diluted weighted shares.

•
Full Year 2014 Guidance: Revenue is expected to range between $2.175 billion and $2.180 billion. Adjusted EBITDA is expected to range between $566 and $568 million. Non-GAAP EPS is expected to be approximately $1.89. The company expects depreciation of approximately $203 million, amortization of approximately $34 million, stock-based compensation of approximately $321 million, and 126 million fully-diluted weighted shares.

Quarterly Results Webcast and Conference Call

LinkedIn will host a webcast and conference call to discuss its third quarter 2014 financial results and business outlook today at 2:00 p.m. Pacific Time. Jeff Weiner and Steve Sordello will host the webcast, which can be viewed on the investor relations section of the LinkedIn website at http://investors.linkedin.com/. This call will contain forward-looking statements and other material information regarding the company's financial and operating results. Following completion of the call, a recorded replay of the webcast will be available on the website.

Upcoming Events

Management will participate in upcoming financial Q&A discussions at industry events on November 18th and December 2nd, 2014. LinkedIn will furnish a link to these events on its investor relations website, http://investors.linkedin.com/ for both the live and archived webcasts.

About LinkedIn

LinkedIn connects the world’s professionals to make them more productive and successful and transforms the ways companies hire, market and sell. Our vision is to create economic opportunity for every member of the global workforce through the ongoing development of the world’s first Economic Graph. LinkedIn has more than 300 million members and has offices around the world.

Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, the company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income, and non-GAAP diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The company excludes the following items from one or more of its non-GAAP measures:

Stock-based compensation. The company excludes stock-based compensation because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. The company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements and facilitates comparisons to peer operating results.

Amortization of acquired intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Accretion of redeemable noncontrolling interest. The accretion of redeemable noncontrolling interest represents the accretion of the company's redeemable noncontrolling interest to its redemption value. The company excludes the accretion because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operating performance. In addition, excluding this item from the non-GAAP financial measures facilitates comparisons to historical operating results and comparisons to peer operating results.

Income tax effects and adjustments. The company adjusts non-GAAP net income by considering the income tax effects of excluding stock-based compensation and the amortization of acquired intangible assets. Beginning in the first quarter of 2014, the company has implemented a non-GAAP tax rate for evaluating its operating performance as well as for planning and forecasting purposes. This projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, the company computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis. Based on our current forecast, a non-GAAP tax rate of 35% has been applied to our non-GAAP financial results for the current period. The company believes that adjusting for these income tax effects and adjustments provides additional transparency to the overall or “after tax” effects of excluding these items from non-GAAP net income.

Dilutive shares under the treasury stock method. During periods with a net loss, the company excluded certain potential common shares from its GAAP diluted shares because their effect would have been anti-dilutive. On a non-GAAP basis, these shares would have been dilutive. As a result, the company has included the impact of these shares in the calculation of its non-GAAP diluted net income per share under the treasury stock method.

For more information on the non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. Additionally, the company has not reconciled adjusted EBITDA or non-GAAP EPS guidance to net income (loss) or GAAP EPS guidance because it does not provide guidance for either other income (expense), net, or GAAP provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA and non-GAAP EPS. As items that impact net income (loss) are out of the company's control and/or cannot be reasonably predicted, the company is unable to provide such guidance. Accordingly, a reconciliation to net income (loss) is not available without unreasonable effort.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about our products, including our investments in products, technology and other key strategic areas, certain non-financial metrics, such as customer and member growth and engagement, and our expected financial metrics such as revenue, adjusted EBITDA, non-GAAP EPS, depreciation and amortization, stock-based compensation and fully-diluted weighted shares for the fourth quarter of 2014 and the full fiscal year 2014. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: our limited operating history in a new and unproven market; engagement of our members; the price volatility of our Class A common stock; general economic conditions; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features; security measures and the risk that they may not be sufficient to secure our member data adequately or that we are subject to attacks that degrade or deny the ability of members to access our solutions; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; our ability to accurately track our key metrics internally; members and customers curtailing or ceasing to use our solutions; our core value of putting members first, which may conflict with the short-term interests of the business; privacy and changes in regulations, which could impact our ability to serve our members or curtail our monetization efforts; litigation and regulatory issues; increasing competition; our ability to manage our growth; our international operations; our ability to recruit and retain our employees; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; and the dual class structure of our common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and additional information will also be set forth in our Form 10-Q that will be filed for the quarter ended September 30, 2014, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of the Investor Relations page of the company's website at http://investors.linkedin.com/. All information provided in this release and in the attachments is as of October 30, 2014, and LinkedIn undertakes no duty to update this information.

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,396,292	$803,089	$508,850	$645,092	$526,837
Marketable securities	875,993	1,526,212	1,797,373	1,721,847	1,736,958
Accounts receivable	208,956	302,168	328,661	347,152	344,773
Deferred commissions	28,507	47,496	46,575	45,941	40,810
Prepaid expenses	33,831	32,114	47,513	49,503	55,571
Other current assets	28,259	44,391	50,933	61,042	79,795
Total current assets	2,571,838	2,755,470	2,779,905	2,870,577	2,784,744
Property and equipment, net	336,656	361,741	406,543	476,058	557,017
Goodwill	150,831	150,871	228,893	228,943	356,369
Intangible assets, net	43,209	43,046	101,597	99,175	140,802
Other assets	41,744	41,665	44,931	46,133	67,080
TOTAL ASSETS	$3,144,278	$3,352,793	$3,561,869	$3,720,886	$3,906,012

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$70,340	$66,744	$79,711	$90,728	$106,658
Accrued liabilities	139,898	183,004	142,141	164,051	188,983
Deferred revenue	335,700	392,243	479,576	481,450	463,576
Total current liabilities	545,938	641,991	701,428	736,229	759,217
DEFERRED TAX LIABILITIES	15,861	14,879	23,900	24,088	41,327
OTHER LONG TERM LIABILITIES	51,347	61,529	70,226	80,298	105,043
Total liabilities	613,146	718,399	795,554	840,615	905,587
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTEREST	—	5,000	5,126	5,226	5,327
STOCKHOLDERS’ EQUITY:
Class A and Class B common stock	12	12	12	12	12
Additional paid-in capital	2,478,813	2,573,449	2,718,321	2,833,030	2,957,524
Accumulated other comprehensive income (loss)	470	314	682	863	685
Accumulated earnings	51,837	55,619	42,174	41,140	36,877
Total stockholders’ equity	2,531,132	2,629,394	2,761,189	2,875,045	2,995,098
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY	$3,144,278	$3,352,793	$3,561,869	$3,720,886	$3,906,012

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014

Net revenue	$392,960	$447,219	$473,193	$533,877	$568,265
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	53,395	57,865	62,455	69,536	74,904
Sales and marketing	133,172	157,235	166,522	184,494	199,168
Product development	106,223	113,140	120,622	128,731	136,542
General and administrative	61,767	64,790	74,618	80,688	89,266
Depreciation and amortization	33,767	42,750	49,740	56,306	59,782
Total costs and expenses	388,324	435,780	473,957	519,755	559,662
Income (loss) from operations	4,636	11,439	(764)	14,122	8,603
Other income, net	156	1,820	1,026	1,197	152
Income before income taxes	4,792	13,259	262	15,319	8,755
Provision for income taxes	8,155	9,477	13,581	16,253	12,917
Net income (loss)	(3,363)	3,782	(13,319)	(934)	(4,162)
Accretion of redeemable noncontrolling interest	—	—	(126)	(100)	(101)
Net income (loss) attributable to common stockholders	(3,363)	3,782	(13,445)	(1,034)	(4,263)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	$(0.03)	$0.03	$(0.11)	$(0.01)	$(0.03)
Diluted	$(0.03)	$0.03	$(0.11)	$(0.01)	$(0.03)
Net income (loss) per share attributable to common stockholders:
Basic	113,940	119,849	120,967	122,170	123,427
Diluted	113,940	124,438	120,967	122,170	123,427

LINKEDIN CORPORATION
TRENDED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014

OPERATING ACTIVITIES:
Net income (loss)	$(3,363)	$3,782	$(13,319)	$(934)	$(4,162)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,767	42,750	49,740	56,306	59,782
Provision for doubtful accounts and sales returns	568	1,254	1,207	4,118	3,805
Stock-based compensation	54,445	57,177	67,769	74,828	82,910
Excess income tax benefit from stock-based compensation	(10,188)	(16,008)	(15,982)	(18,639)	(13,114)
Changes in operating assets and liabilities:
Accounts receivable	(7,719)	(94,627)	(26,764)	(23,462)	15,657
Deferred commissions	1,236	(20,028)	1,116	712	4,836
Prepaid expenses and other assets	3,707	2,926	(11,742)	(4,455)	(12,148)
Accounts payable and other liabilities	49,591	44,307	(18,428)	24,726	54,017
Income taxes, net	(531)	4,377	7,928	13,362	8,248
Deferred revenue	4,513	56,543	87,333	1,874	(18,605)
Net cash provided by operating activities	126,026	82,453	128,858	128,436	181,226

INVESTING ACTIVITIES:
Purchases of property and equipment	(83,158)	(57,394)	(88,871)	(96,430)	(120,721)
Purchases of investments	(385,517)	(851,312)	(737,739)	(649,803)	(501,074)
Sales of investments	34,937	68,547	72,239	117,359	53,511
Maturities of investments	83,652	129,646	393,044	604,231	429,641
Payments for intangible assets and acquisitions, net of cash acquired	(8,756)	(3,894)	(85,061)	(4,800)	(160,894)
Changes in deposits and restricted cash	(1,355)	(6)	(1,404)	(3,357)	(20,504)
Net cash used in investing activities	(360,197)	(714,413)	(447,792)	(32,800)	(320,041)

FINANCING ACTIVITIES:
Proceeds from follow-on offering, net of issuance costs	1,348,419	(360)	—	—	—
Proceeds from issuance of preferred shares in joint venture	—	4,600	—	—	—
Proceeds from issuance of common stock from employee stock options	7,408	5,678	8,147	4,759	13,649
Proceeds from issuance of common stock from employee stock purchase plan	—	13,089	—	16,324	—
Excess income tax benefit from stock-based compensation	10,188	16,008	15,982	18,639	13,114
Other financing activities	(2)	(419)	(7)	31	(1,899)
Net cash provided by financing activities	1,366,013	38,596	24,122	39,753	24,864

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	1,780	161	573	853	(4,304)
CHANGE IN CASH AND CASH EQUIVALENTS	1,133,622	(593,203)	(294,239)	136,242	(118,255)
CASH AND CASH EQUIVALENTS—Beginning of period	262,670	1,396,292	803,089	508,850	645,092
CASH AND CASH EQUIVALENTS—End of period	$1,396,292	$803,089	$508,850	$645,092	$526,837

LINKEDIN CORPORATION
TRENDED SUPPLEMENTAL REVENUE INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014

Revenue by product:
Talent Solutions	$237,668	$261,359	$291,594	$322,227	$344,568
Marketing Solutions	75,510	97,732	86,064	106,476	109,231
Premium Subscriptions	79,782	88,128	95,535	105,174	114,466
Total	$392,960	$447,219	$473,193	$533,877	$568,265

Revenue by geographic region:
United States	$245,302	$271,140	$284,878	$317,774	$343,132
International
Other Americas (1)	27,027	31,612	31,904	35,527	36,538
EMEA (2)	90,087	108,309	117,871	134,930	139,702
APAC (3)	30,544	36,158	38,540	45,646	48,893
Total International revenue	147,658	176,079	188,315	216,103	225,133

Total revenue	$392,960	$447,219	$473,193	$533,877	$568,265

Revenue by geography, by product:
United States
Talent Solutions	$152,371	$164,207	$180,403	$197,852	$208,635
Marketing Solutions	45,789	55,269	49,038	59,383	68,767
Premium Subscriptions	47,142	51,664	55,437	60,539	65,730
Total United States revenue	$245,302	$271,140	$284,878	$317,774	$343,132
International
Talent Solutions	85,297	97,152	111,191	124,375	135,933
Marketing Solutions	29,721	42,463	37,026	47,093	40,464
Premium Subscriptions	32,640	36,464	40,098	44,635	48,736
Total International revenue	$147,658	$176,079	$188,315	$216,103	$225,133

Total revenue	$392,960	$447,219	$473,193	$533,877	$568,265

Revenue by channel:
Field sales	$227,588	$270,672	$275,262	$318,984	$341,691
Online sales	165,372	176,547	197,931	214,893	226,574
Total	$392,960	$447,219	$473,193	$533,877	$568,265
______________
(1) Canada, Latin America and South America
(2) Europe, the Middle East and Africa (“EMEA”)
(3) Asia-Pacific (“APAC”)

LINKEDIN CORPORATION
TRENDED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014

Non-GAAP net income and net income per share:
GAAP net income (loss) attributable to common stockholders	$(3,363)	$3,782	$(13,445)	$(1,034)	$(4,263)
Add back: accretion of redeemable noncontrolling interest	—	—	126	100	101
Add back: stock-based compensation	54,445	57,177	67,769	74,828	82,910
Add back: amortization of intangible assets	3,832	4,056	4,813	7,224	9,986
Income tax effects and adjustments (1)	(8,120)	(16,776)	(11,914)	(17,827)	(22,661)
NON-GAAP NET INCOME	$46,794	$48,239	$47,349	$63,291	$66,073

GAAP diluted shares	113,940	124,438	120,967	122,170	123,427
Add back: dilutive shares under the treasury stock method	5,248	—	3,884	3,087	3,046
NON-GAAP DILUTED SHARES	119,188	124,438	124,851	125,257	126,473

NON-GAAP DILUTED NET INCOME PER SHARE	$0.39	$0.39	$0.38	$0.51	$0.52

Adjusted EBITDA:
Net income (loss)	$(3,363)	$3,782	$(13,319)	$(934)	$(4,162)
Provision for income taxes	8,155	9,477	13,581	16,253	12,917
Other (income) expense, net	(156)	(1,820)	(1,026)	(1,197)	(152)
Depreciation and amortization	33,767	42,750	49,740	56,306	59,782
Stock-based compensation	54,445	57,177	67,769	74,828	82,910
ADJUSTED EBITDA	$92,848	$111,366	$116,745	$145,256	$151,295
______________
(1) Excludes accretion of redeemable noncontrolling interest